UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2019

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
(Exact name of Registrant as specified in its Charter)

Luxembourg	001-34354	98-0554932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
40, avenue Monterey
L-2163 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices including zip code)
+352 2469 7900
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	ASPS	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 11, 2019, Altisource S.à r.l. (“Altisource”), a subsidiary of Altisource Portfolio Solutions S.A. (together with its subsidiaries, the “Company”), reached agreement with Kevin J. Wilcox, who currently serves as Chief Administration and Risk Officer, to separate his employment effective April 15, 2020 (the “Separation Date”). In connection with the separation, Altisource entered into an Agreement with Mr. Wilcox on October 11, 2019 (the “Agreement”). Pursuant to the Agreement, Mr. Wilcox will receive: (i) a lump sum cash payment of $264,746, as severance and (ii) a lump sum cash payment of $709,000 as a departure allowance pursuant to Luxembourg law, each payable within seven (7) days of the Separation Date. Mr. Wilcox will be entitled to a lump sum cash payment equal to his earned incentive compensation for service year 2019, payable upon the earlier of date that incentive compensation is paid to other executives or within seven (7) days of the Separation Date. The Agreement also provides that Altisource will pay for certain relocation related expenses actually incurred, as well as certain tax related services and other benefits as set forth in the Agreement.
The Agreement further provides that Mr. Wilcox will be entitled to vesting of certain unvested restricted stock units and restricted shares (related to 65,713 shares) thirty (30) days following the Separation Date and certain performance-based options (for the purchase of 50,000 shares) which are unvested as of the Separation Date. In addition, Mr. Wilcox will be entitled to retain and exercise all vested stock options for a period of five years from the Separation Date, or if earlier, until their contractual expiration date. Mr. Wilcox will forfeit performance-based options to purchase 2,842 shares and 11,982 performance-based restricted stock unit awards upon the Separation Date. The Agreement also contains a change of control provision, one-year non-competition covenant and one-year client and employee non-solicitation covenants as well as provisions concerning confidentiality, a provision for reasonable post-separation assistance to the Company and other customary terms and conditions, including a requirement that the parties execute a mutually agreed upon release.
Unless otherwise stated, capitalized terms used above without definition have the meanings set forth in the Agreement.
The description of the Agreement contained herein is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s third quarter 2019 Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2019

Altisource Portfolio Solutions S.A.

By:	/s/ Michelle D. Esterman
Name:	Michelle D. Esterman
Title:	Chief Financial Officer